Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 31, 2018, is among Northern Oil and Gas, Inc., a Delaware corporation (the “Borrower”), each of the Lenders party hereto and Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
A.    The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of October 5, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested that the Lenders amend the Credit Agreement to permit the Borrower to Redeem up to $50,000,000 of Permitted Second Lien Notes.
C.     The Borrower, the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 2.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement as amended by this Amendment.

Section 3.    Amendments to Credit Agreement. The Credit Agreement is hereby amended effective as of the First Amendment Effective Date (as defined below) as follows:

3.3    The following defined term shall be added to Section 1.02 of the Credit Agreement:

“Permitted Second Lien Note Redemptions” shall mean one or more Redemptions by the Borrower of Permitted Second Lien Notes; provided, however, that (a) such Redemptions must occur on or before December 31, 2019, (b) such Redemptions shall not exceed $50,000,000 in the aggregate, (c) the Borrower shall prepay the outstanding Borrowings under this Agreement in an amount equal to the principal amount of Permitted Second Lien Notes that the Borrower is then Redeeming and otherwise comply with the provisions of Section 3.04(b), (d) the Borrowing Base Utilization Percentage as determined on a pro forma basis after giving effect to any prepayments made by the Borrower under clause (c) above shall be less than 50.0%, (e) immediately after giving effect to such Redemption, the Pro Forma Net Leverage Ratio shall not exceed 3.00 to 1.00 and the Borrower shall be in compliance, on a pro forma basis, with the financial covenant set forth in Section 9.01(b) (determined on a pro forma basis using Current Assets and Current Liabilities as of the last day of the Borrower’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b)) and (f) proceeds of Loans shall not be used to make such Redemption.
2.2    The following defined term in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Credit Parties or the Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Credit Parties or the Restricted Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Credit Parties or the Restricted Subsidiaries; provided, however, the entry into any capped call or call spread arrangements in connection with convertible notes otherwise permitted to be issued hereunder shall not be a Restricted Payment.

2.3    The following defined term in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Swap Agreement” means any transaction or agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over‑the‑counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, emissions reduction, carbon sequestration or other environmental protection credits, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that neither (i) phantom stock nor similar plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Credit Parties or the Restricted Subsidiaries nor (ii) capped call nor call spread arrangements entered into in connection with convertible notes otherwise permitted to be issued hereunder shall be a Swap Agreement.
3.4    Section 9.04(b)(i) is hereby amended and restated in its entirety as follows:

(i)    call, make or offer to make any optional Redemption of or otherwise optionally Redeem whether in whole or in part or repay any Permitted Debt, except so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom (A) with proceeds of Permitted Refinancing Debt, (B) with the net cash proceeds of any issuance or sale of or the exchange or conversion into Equity Interests (other than Disqualified Stock) of the Borrower, or (C) Permitted Second Lien Note Redemptions; or
Section 4.    Conditions Precedent. This Amendment shall become effective on the date, when each of the following conditions is satisfied (the “First Amendment Effective Date”):

4.3    The Administrative Agent shall have executed and received from Required Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.

4.4    Immediately after giving effect to this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.

Section 5.    Miscellaneous.

5.3    Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the First Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

5.4    Representations and Warranties. The Borrower hereby (a) acknowledges and consents to the terms of this Amendment and (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended, restated, supplemented or otherwise modified hereby or otherwise in connection with a delivery made herewith and (c) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects, except that (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) to the extent any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) is true and correct in all respects and (ii) no Default or Event of Default has occurred and is continuing.

5.5    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, facsimile or other electronic means (e.g., .pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.6    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.7    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

5.8    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby in accordance with Section 12.03 of the Credit Agreement.

5.9    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.11    Miscellaneous. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:	NORTHERN OIL AND GAS, INC. By: /s/ Nicholas O'Grady Name: Nicholas O'Grady Title: Chief Financial Officer

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

ROYAL BANK OF CANADA, as Administrative Agent By: /s/ Rodica Dutka Name: Rodica Dutka Title: Manager, Agency Services Group

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

ROYAL BANK OF CANADA, as Issuing Bank and a Lender By: /s/ Don J. McKinnerney Name: Don J. McKinnerney Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Sarah Thomas Name: Sarah Thomas Title: Director

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: /s/ Cameron Breitenbach Name: Cameron Breitenbach Title: Vice President

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

ABN AMRO CAPITAL USA LLC, as a Lender By: /s/ Darrell Holley Name: Darrell Holley Title: Managing Director By: /s/ Scott Myatt Name: Scott Myatt Title: Executive Director

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

CADENCE BANK, N.A., as a Lender By: /s/ Anthony Blanco Name: Anthony Blanco Title: SVP

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

CATHAY BANK, as a Lender By: /s/ Stephen V. Bacala II Name: Stephen V. Bacala II Title: Vice President

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

MORGAN STANLEY BANK, N.A., as a Lender By: /s/ Jake Dowden Name: Jake Dowden Title: Authorized Signatory

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender By: /s/ David K. Gaskell Name: David K. Gaskell Title: Authorized Signer

Signature Page to First Amendment to Credit Agreement
Northern Oil and Gas, Inc.